EXHIBIT 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. 1350
In connection with the Annual Report of Sanderson Farms, Inc. (the “Company”) on Form 10-K for the year ended October 31, 2007 (the “Report”), I, Joe F. Sanderson, Chairman and Chief Executive Officer of the Company, certify that:
     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Joe F. Sanderson, Jr.
Joe F. Sanderson, Jr.
Chief Executive Officer and Chairman of the Board (Principal Executive Officer)
December 20, 2007